Exhibit 10.51
AMENDMENT NO. 1 TO CONSULTING AGREEMENT

AMENDMENT NO. 1 TO CONSULTING AGREEMENT, dated as of May 30, 2006 (this “Amendment”), by and among Winner Medical Group Inc. (formerly, Las Vegas Resorts Corporation), a Nevada corporation (“Winner Medical”), Winner Group Limited, a Cayman Island company (“Winner Group,” together with Winner Medical, “Winner”) and Heritage Management Consultants, Inc., a South Carolina Corporation (“Consultant”). Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in that certain Consulting Agreement, dated January 25, 2006, by and among Winner Medical, Winner Group and Consultant (the “Agreement”).

BACKGROUND

Winner and Consultant are parties to the Agreement (the “Parties”), pursuant to which Consultant will provide consulting services to Winner and its affiliates in exchange for $175,000 and a warrant to purchase 200,000 shares of Winner Medical with an exercise price of $5.50 per share. The Parties now desire to enter into this Amendment to modify the terms of the Agreement as more specifically set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Amendment to Section 3(b) of the Agreement. The Agreement is hereby amended to delete Section 3(b) thereof in its entirety and in lieu thereof to insert the following new Section 3(b):

“b. As further part of the consideration for Consultant’s services, Consultant shall receive Fifty Thousand (50,000) shares of common stock of Winner Medical (the “Shares”), which shall be delivered on or before July 31, 2006. The Shares shall be restricted stock and the certificate representing the Shares shall bear a customary legend referring to the Securities Act of 1933. Consultant shall not trade the Shares during the term of the Agreement if the Shares become freely tradable during the term.”

2.  Agreement Remains in Force. Except as expressly set forth in this Amendment, the Agreement remains unmodified and in full force and effect.

3.  Miscellaneous. This Amendment and the Agreement constitute the entire understanding among the parties hereto with respect to the subject matter hereof and may not be further amended, modified or supplemented except as specified in the Agreement. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the Parties actually executing such counterpart, and all of which, when taken together, shall constitute one instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

4.  Agreement to File. Winner agrees to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement on S-8 registering the sale by Consultant and its assignees of the Proposed Shares (the “Resale Registration Statement”) before December 31, 2006.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

WINNER MEDICAL GROUP INC.

By:	/s/ Jianquan Li
Name: Jianquan Li Title: Chief Executive Officer and President

WINNER GROUP LIMITED

By:	/s/ Jianquan Li
Name: Jianquan Li Title: Chief Executive Officer

HERITAGE MANAGEMENT CONSULTANTS, INC.

By:	/s/ Jim H. Groh
Name: Jim H. Groh Title: President